April 2024 Project Zodiac Discussion Materials Exhibit 16(c)(iii) [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Zodiac Financial Overview

Summary of Zodiac Preliminary Management Plan

ARR ($MM)


Actual
Projections
Projected CAGR ('24-'29): 8%
$314
$365
$403
$434
$467
$502
$541
$582
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

Revenue ($MM)


Actual
Projections
Projected CAGR ('24-'29): 7%
$347
$396
$432
$457
$487
$523
$561
$603
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

Non-GAAP Operating Income ($MM)


Actual
Projections
Projected CAGR ('24-'29): 29%
($8)
$3
$47
$87
$103
$124
$147
$171
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

Levered Free Cash Flow ($MM)


Actual
Projections
Projected CAGR ('24-'29): 33%
$10
($28)
$44
$82
$101
$125
$153
$183(2)
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

YoY ARR Growth (%)


Actual
Projections
20%
16%
10%
8%
8%
8%
8%
8%
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

YoY Revenue Growth (%)


Actual
Projections
14%
14%
9%
6%
6%
8%
7%
7%
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

Non-GAAP Operating Margin (%)


Actual
Projections
(2%)
1%
11%
19%
21%
24%
26%
28%
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

LFCF Margin (%)


Actual
Projections
3%
(7%)
10%
18%
21%
24%
27%
30%(2)
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E
Rule of 40(1): 16% 7% 19% 24% 27% 31% 34% 38%

Source: Historical figures per company filings. Zodiac Preliminary Management Plan provided by Zodiac Management in April 2024.
Note: Zodiac fiscal year ends January 31.
(1) Rule of 40 = Revenue Growth + LFCF Margin.
(2) FY29 LFCF does not factor in a long-term effective tax rate.

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Catalyst PARTNERS

Summary of Zodiac Preliminary Management Plan vs Street


Legend
Historical (1)
Street Case (2)
Prelim. Mgmt. Plan (3)

ARR ($MM)

FY24A – FY26E CAGR:
Prelim. Mgmt. Plan (3): 8%


FY25E Guidance: $435 - $443
$365
$403
$439(5)
$434
$467
FY23A
FY24A
FY25E
FY26E

Revenue ($MM)

FY24A – FY26E CAGR:
Prelim. Mgmt. Plan (3): 6%
FY24A – FY26E CAGR:
Street Case (2): 7%


FY25E Guidance: $451 - $459
$396
$432
$457
$454
$496
$487
FY23A
FY24A
FY25E
FY26E

# of Brokers for Consensus:	7	6

Non-GAAP Operating Income ($MM)

FY24A – FY26E CAGR:
Prelim. Mgmt. Plan (3): 47%
FY24A – FY26E CAGR:
Street Case (2): 47%


FY25E Guidance: $79 - $81
$3
$47
$87
$79
$103
$102
FY23A
FY24A
FY25E
FY26E

# of Brokers for Consensus:	7	6

Levered Free Cash Flow ($MM)

FY24A – FY26E CAGR:
Prelim. Mgmt. Plan (3): 51%
FY24A – FY26E CAGR:
Street Case (2): 47%


FY25E Guidance: $80+
($28)
$44
$82
$83
$101
$95
FY23A
FY24A
FY25E
FY26E

# of Brokers for Consensus:	1	1

ARR Growth (%)


FY25E Guidance: 8% - 10%
16%
10%
9%(5)
8%
8%
FY23A
FY24A
FY25E
FY26E

Revenue Growth (%)


FY25E Guidance: 4% - 5%
14%
9%
6%
5%
9%
6%
FY23A
FY24A
FY25E
FY26E

Non-GAAP Operating Margin (%)


FY25E Guidance: 18%
1%
11%
19%
18%
21%
21%
FY23A
FY24A
FY25E
FY26E

Levered Free Cash Flow Margin (%)


FY25E Guidance: 18%+
(7%)
10%
18%
18%
21%
19%
FY23A
FY24A
FY25E
FY26E

Rule of 40(4):				
Mgmt:	7%	19%	24%	27%
Street:	7%	19%	23%	29%

Note: Zodiac fiscal year ends January 31.
(1) Historical figures per company filings.
(2) Zodiac Street Case based on FactSet mean consensus estimates as of April 16, 2024.
(3) Zodiac Preliminary Management Plan provided by Zodiac Management in April 2024.
(4) Rule of 40 = Revenue Growth + LFCF Margin.
(5) Midpoint of guidance shown as a proxy for ARR street estimates.

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Zodiac is Primarily Valued on Revenue Today with a Median Price Target of $12 Source: Wall Street research and FactSet prices as of April 16, 2024. Note: Note: Zodiac fiscal year ends January 31. Excludes research reports, price targets, and valuation methodologies unavailable to Qatalyst. Analyst Ratings & Valuation Methodologies Summary of Price Targets Valuation Methodology and Broker Recommendation Summary Current Price: $8.47 Median represents a 42% premium to the current share price of $8.47 Broker Recommendations Over Time

Zodiac Preliminary Valuation Analysis

Zodiac Trading Performance Since IPO From April 12, 2018 to Current (April 16, 2024) NTM Revenue Multiple: Share Price: Current NTM Revenue Mult: 2.7x Current Share Price: $8.47 Source: Company Filings and FactSet as of April 16, 2024. e (11%) e +20% e +17% e (20%) e (31%) e (10%) e (19%) e (14%) e +19% Selected Earnings Releases e Legend 1-Day Price Reaction +%

Zodiac Trading Performance Since 2022 From January 3, 2022 to Current (April 16, 2024) NTM Revenue Multiple: Share Price: Current NTM Revenue Mult: 2.7x Source: Company Filings and FactSet as of April 16, 2024. Earnings Release e Legend 1-Day Price Reaction +% Announces $400MM convertible investment from Silver Lake ($250MM upfront with $150MM due up to 18 months later) March 2, 2022 – (9%) e (9%) Illustrative Future Trading Multiple Range: 2.0x-4.5x e (6%) Current Share Price: $8.47 e (11%) e +20% e +9% e +17% Praesidium discloses 6% stake February 21, 2023 – +1% Completes remaining $150MM Convert. from Silver Lake September 25, 2023 – (4%) e (6%) e (20%) Announces acquisition of Zephr for $44MM August 24, 2022 – (6%) e +3%

CY24E / NTM Operating Statistics of Selected Companies $454 $457 $603 $805 $475 $767 $617 $2,383 $331 $2,926 $293 $714 $281 $1,499 $1,083 $661 $1,272 $2,544 Source: FactSet consensus estimates as of April 16, 2024. Zodiac Preliminary Management Plan provided by Zodiac management in April 2024. Rule of 40 = Revenue Growth + LFCF margin. Dropbox and Box LFCF adjusted for assets obtained under finance leases. Revenue Growth Non-GAAP Operating Margin Rule of 40 (1) LFCF Margin Revenue ($MM) Selected Subscription Software Legend Gross Margin (%) 74% 74% 77% 79% 90% 86% 83% 81% 80% 60% 79% 76% 82% 85% 75% 85% 78% 77% (2) (2) (2) (2) UFCF Margin (%) 19% 18% 23% 34% 34% 30% 26% 27% 37% 23% 19% 14% 18% 14% 7% 9% 4% 3% Zodiac Zodiac Zodiac Zodiac (2) (2)

CY24E / NTM Trading Statistics of Selected Companies Revenue Multiple Ro40 Adjusted Rev. Multiple(1) Growth Adjusted Rev. Multiple Ent. Val. ($MM) Source: FactSet consensus estimates as of April 16, 2024. Note: “NM” = Not meaningful or not available. Multiples greater than 50.0x or negative considered not meaningful. Rule of 40 = Revenue Growth + LFCF margin. Dropbox and Box LFCF adjusted for assets obtained under finance leases. LFCF Multiple $1,225 $4,539 $6,822 $3,080 $2,678 $2,034 $4,580 $12,291 $2,782 $1,032 $8,962 $5,161 $2,664 $4,648 $568 $442 Selected Subscription Software Legend (2) (2) (2) (2) Illustrative Future Trading Multiple Range: 2.0x-4.5x Illustrative Future Trading Multiple Range: 12.0x-20.0x UFCF Multiple Ro40 Adj. Revenue Multiple(1) Growth Adj. Revenue Multiple LFCF Multiple Illustrative DCF Multiple Range: 11.0x-19.0x

Illustrative Present Value of Future Share Price Present Value of Future Zodiac Share Price Based on a Range of Revenue Multiples Source: FactSet consensus estimates as of April 16, 2024. Zodiac Preliminary Management Plan provided by Zodiac Management in April 2024. Zodiac fiscal year ends January 31. FY – 1 used as a proxy for CY. Note: Assumes illustrative 14.0% cost of equity and 4% dilution per year due to employee equity issuances. Illustrative Revenue CAGR Driven Sensitivity 3-Year CY27E CY+0 Revenue Multiple Range 2.0x 3.25x 4.5x CY+0 Rev Mult: Revenue-Based Illustrative Future Trading Current Price: $8.37 Current 2.7x 4.2x 2.0x 3.5x 4.3x 3.5x

Illustrative Present Value of Future Share Price

Present Value of Future Zodiac Share Price Based on a Range of LFCF Multiples

LFCF-Based Illustrative Future Trading

($MM, except per share amounts)

	Preliminary Management Plan			
	1-Year	2-Year	3-Year	'23A-'27E
	CY25E	CY26E	CY27E	CAGR
Revenue:	$487	$523	$561	7%
% Growth:	*6%*	*8%*	*7%*	
LFCF:	$101	$125	$153	36%
% Margin:	*21%*	*24%*	*27%*	
Rule of 40:	*27%*	*31%*	*34%*	

Present Value Per Share (14.0% Cost of Equity)



CY+0 LFCF Mult:
20.0x
Current 16.3x
12.0x
$10.52
$8.62
$6.38
$10.98
$8.99
$6.69
$11.23
$9.18
$6.82
Current Price: $8.37

		CY25E	CY26E	CY27E
Implied Future Share Price	*High: 20.0x*	*$11.99*	*$14.27*	*$16.64*
	Current: 16.3x	*$9.83*	*$11.68*	*$13.61*
	Low: 12.0x	*$7.27*	*$8.69*	*$10.10*
Implied Revenue Multiples	*High: 20.0x*	*3.7x*	*4.2x*	*4.7x*
	Current: 16.3x	*3.0x*	*3.3x*	*3.7x*
	Low: 12.0x	*2.1x*	*2.3x*	*2.5x*

Illustrative Revenue CAGR and LFCF Margin Driven Sensitivity

3-Year

CY27E

CY+0 LFCF Multiple Range

box 14.0x; zoominfo 14.2x; DocuSign 16.6x; INSTRUCTURE 17.4x

CY27E Revenue ($MM) 'CY23A -'27E CAGR	CY27E LFCF ($MM) CY27E LFCF Margin	12.0x	16.3x	20.0x
		Present Value Per Share (Discounted at 14.0% Cost of Equity)		
$605 *9%*	$164 *27%*	$ 7.33	$ 9.88	$ 12.08
	$133 *22%*	$ 5.99	$ 8.03	$ 9.81
$561 *7%*	$153 *27%*	$ 6.82	$ 9.18	$ 11.23
	$123 *22%*	$ 5.56	$ 7.47	$ 9.13
$520 *5%*	$142 *27%*	$ 6.34	$ 8.53	$ 10.43
	$114 *22%*	$ 5.15	$ 6.94	$ 8.48

Source: FactSet consensus estimates as of April 16, 2024. Zodiac Preliminary Management Plan provided by Zodiac Management in April 2024. Zodiac fiscal year ends January 31. FY – 1 used as a proxy for CY.
Note: Assumes illustrative 14.0% cost of equity and 4% dilution per year due to employee equity issuances.

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Summary of Zodiac Preliminary Management Plan UFCF Projections Highly Preliminary and Subject to Change Note: Assumes current shareholders incur 17% cumulative dilution through issuance of equity awards over the projected period. Zodiac Preliminary Management Plan provided by Zodiac management in April 2024. Based on federal NOL balance of $552MM as of January 31, 2024, per Zodiac 10-K for the period ended January 31, 2024.

Note: Assumes mid-period discounting convention. Unlevered Free Cash Flows and Terminal Value adjusted by the cumulative dilution to current shareholders in each respective year, and then discounted to present value as of January 31, 2024. Assumes current shareholders incur 4% annual dilution through issuance of equity awards over the projected period. Common shares outstanding, RSUs, PSUs, and options per Zodiac 10-K as of January 31, 2024. Fully-diluted shares calculated using treasury stock method. Fully diluted shares calculated using treasury stock method. Balance sheet statistics per Zodiac 10-K as of January 31, 2024. Zodiac Preliminary Management Plan provided by Zodiac management in April 2024. Zodiac Discounted Cash Flow Analysis Summary of Valuation Assumptions Unlevered free cash flow projections and terminal value discounted to January 31, 2024 using mid-period convention Excludes impact of stock-based compensation, amortization of intangibles, and other non-cash items in unlevered free cash flow Weighted average cost of capital range of 12.0% to 14.0% Terminal value based on NTM UFCF multiple range of 11.0x – 19.0x and terminal year (FY29E) UFCF of $138MM Current shareholders incur 4% annual dilution through issuance of equity awards throughout the projection period Assumed 80% utilization limit per Zodiac management for U.S. Federal NOLs Highly Preliminary and Subject to Change

Illustrative Preliminary Discounted Cash Flow Sensitivity Highly Preliminary and Subject to Change

Selected Precedent Transactions Selected Public Subscription Software Transactions >$1Bn Since 2011, Positive Revenue Growth <=10% Source: Capital IQ, FactSet, company filings, company press releases and Wall Street research. Note: '–' = Not publicly available or not meaningful. Multiples greater than 50.0x or negative considered not meaningful. Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. Rule of 40 calculated as Revenue Growth + LFCF Margin.

Selected Technology Transaction Premia Premia in Selected >$1Bn Public Technology Transactions Since 2003 Source: FactSet as of April 16, 2024. Note: Based on FactSet premia and unaffected dates for technology M&A transactions greater than $1Bn enterprise value since 2003. 1- Day Premia Paid 424 Total Transactions in Data Set 25th Percentile: 17% Premium 75th Percentile: 44% Premium Median: 28% Premium Mean: 33% Premium

Illustrative Zodiac Transaction Statistics

Zodiac Illustrative Valuation Framework Summary Zodiac Current: $8.47 Zodiac Preliminary Management Plan provided by Zodiac management in April 2024. Common shares outstanding, RSUs, PSUs, and options per Zodiac 10-K as of January 31, 2024. Fully-diluted shares calculated using treasury stock method. Fully diluted shares calculated using treasury stock method. Balance sheet statistics per Zodiac 10-K as of January 31, 2024. Based on Zodiac current share price of $8.47. Last twelve months for the period ending April 16, 2024. Based on available brokers with price targets as of April 16, 2024. Zodiac Street Case based on FactSet mean consensus estimates as of April 16, 2024.

Strategic Considerations

Selected Potential Partners [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. [***]

Illustrative Sources and Uses at $12.00 Per Share Assumes 7/31/24 Entry Date and 3.0x ARR for Entry Leverage Note: Zodiac fiscal year ends January 31. FY – 1 used as a proxy for CY. (1) ARR estimated by taking the midpoint of FY24A ARR of $403M and FY25E ARR derived from management ARR growth guidance. (2) Assumes 4.5% Cash Interest Rate and 12% Cost of Debt. (3) Based on Zodiac stock price of $8.47 as of April 16, 2024. (4) Based on Zodiac 8-K for the period ended January 31, 2024. Interim Free Cash Flow of $42MM for CY24Q1 – CY24Q2 based on FactSet mean consensus estimates April 16, 2024. (5) Assumes convertible debt principal is cash settled. Make-whole calculations per Zodiac indenture dated March 24, 2022.

Illustrative Take Private Returns Analysis Assumes 7/31/24 Entry Date, 1/31/29 Exit Date, 3.0x ARR for Entry Leverage Source: Company Filings and FactSet as of April 16, 2024. Zodiac Preliminary Management Plan provided by Zodiac Management in April 2024. Note: Zodiac fiscal year ends January 31. FY – 1 used as a proxy for CY. Legend Denotes IRR >25.0% Denotes IRR >22.5% Prelim. Mgmt. Plan FY24A-FY29E CAGR: 7%

Overview of Selected Potential Partners Legend Market Cap ($Bn) | Net Cash ($Bn)| CY24E Rev Mult Source: FactSet mean consensus estimates as of April 16, 2024. [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. [***]

Qatalyst’s Recommendation Should the Special Committee elect to engage in discussions with potential acquirors, the objective will be to create a competitive environment that will help achieve the best possible price for the Special Committee to consider In that context, Qatalyst’s proposed process recommendation is as follows: Request initial proposals from [***] (the “Initial Parties”), based on publicly available information Express strong conviction in Zodiac’s standalone path and scarcity value as the only scaled, enterprise-focused, subscription management platform The Special Committee will act as a responsible fiduciary and consider a sale if presented with a compelling offer Underscore that a typical M&A premium will not be adequate and that several parties have expressed credible interest in an acquisition Concurrently enter into NDAs with the Initial Parties Should the Initial Parties submit initial proposals that are deemed sufficiently compelling by the Special Committee, convey a willingness to engage in further discussions by providing non-public information and access to management, while making it clear such proposals are inadequate Upon receipt of the initial proposals, reach out to a targeted list of additional financial sponsors and strategics (the “Additional Parties”) Convey that the Company has received credible proposals from highly motivated parties Communicate that while the Special Committee has not decided to sell the Company, they plan to quickly assess whether a sale would be in the best interests of the shareholders at this point in time, and that we are reaching out to them to assess their level of interest Harmonize respective timelines for the Initial and Additional Parties Provide access to management and share non-public information, following the signing of an NDA Request proposals from all parties See subsequent page for an overview of a highly preliminary timeline [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

HIGHLY PRELIMINARY | SUBJECT TO CHANGE

Illustrative Process Timeline

Key Dates:
- Initial bids (May 28th)
- Final bids (June 28th)
- Sign & announce (Early-Mid July)

Legend: ☆ *Special Committee / Board Meetings* · ▼ (blue) *Outreach* · ▼ (red) *Process Milestones* · ▼ (grey) *Holiday* · ▼ (pink) *Potential Earnings Announcement / Quarter Close Date*

April			May				June				July	
4/15	4/22	4/29	5/6	5/13	5/20	5/27	6/3	6/10	6/17	6/24	7/1	7/8

Preparation
- Prepare Management Presentation & Key Business Diligence Items / Data Pack
- ☆ Special Committee Meeting (4/17)
- ▼ Estimated Q1'24 Earnings Announcement (5/23)
- ▼ Memorial Day (5/27)
- ▼ Juneteenth (6/19)
- ▼ 4th of July (7/4)

Phase I
- ▼ Initiate Outreach to Initial Parties (4/18)
- Negotiate & Execute NDAs with Initial Parties
- ▼ Deadline for Initial Parties to Submit Initial Proposals* (4/25)
- ☆ Illustrative Special Committee Meeting (4/26)

Phase II
- ▼ Initiate Outreach to Additional Parties (4/27)
- Negotiate & Execute NDAs with Additional Parties
- Management Meetings for Initial and Additional Parties (Week of 4/29 and 5/6)
- Access to Prelim. Data Room / Follow-up Business Diligence Meetings
- ▼ Illustrative Bid Deadline for All Parties (5/28)
- ☆ Illustrative Special Committee Meeting (5/28)

Phase III
- Phase 3 Prep
  - Populate Detailed VDR
  - Draft Transaction Docs
- Complete Business & Functional DD
- Enable Parties Access to Financing Sources
- Distribute Drafts of Transaction Documentation
- ▼ Illustrative Final Bid Deadline (6/28)
- ☆ Illustrative Special Committee Meeting (6/28)

Phase IV
- Confirmatory (Legal, Tax/Accounting) DD
- Negotiate & Finalize Transaction
- Final Special Committee Meeting ☆
- Final Board Meeting ☆
- Sign & Announce (Early-Mid July) ▼

**Initial Proposals to be provided on the basis of public information only.*

26

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Appendix [***] Overview [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Company Overview Sources: Pitchbook, company filings, company website, and FactSet consensus estimates as of April 16, 2023. [***} capitalization and balance sheet statistics per 10-K for the period [***] [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. [***]

[***] and Zodiac Pro Forma Income Statement Source: Company filings, Company transcripts, Wall Street research, and FactSet mean consensus estimates as of April 16, 2024. (1) Pro Forma [***] does not account for transaction adjustments (interest rate on new debt, foregone interest on cash, etc.) for illustrative purposes. [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. [***]

Illustrative [***] Transaction Summary Source: FactSet mean consensus estimates as of April 16, 2024. Assumes various transaction fees and expenses. [***] [***] Fully-diluted shares calculated using treasury stock method. [***] Includes [***] [***] [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

[***] Capitalization Summary [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Appendix Financial Sponsor Selected Transactions

[***] Selected Bidding History Source: Capital IQ, FactSet, company filings, company press releases, merger proxies, and Wall Street research. (1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. (2) Initial interaction (e.g., email, phone call, or management meeting) that led to a transaction, not including interactions from previous processes. [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Selected Bidding History Source: Capital IQ, FactSet, company filings, company press releases, merger proxies, and Wall Street research. (1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. (2) Initial interaction (e.g., email, phone call, or management meeting) that led to a transaction, not including interactions from previous processes. [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. [***] [***]

Selected Bidding History Source: Capital IQ, FactSet, company filings, company press releases, merger proxies, and Wall Street research. (1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. (2) Initial interaction (e.g., email, phone call, or management meeting) that led to a transaction, not including interactions from previous processes. (3) NDA from first process remained in effect throughout second process. [***] [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Selected Bidding History Source: Capital IQ, FactSet, company filings, company press releases, merger proxies, and Wall Street research. (1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. (2) Initial interaction (e.g., email, phone call, or management meeting) that led to a transaction, not including interactions from previous processes. (3)[***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. [***] [***]

Selected Bidding History Source: Capital IQ, FactSet, company filings, company press releases, merger proxies, and Wall Street research. (1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. (2) Initial interaction (e.g., email, phone call, or management meeting) that led to a transaction, not including interactions from previous processes. [***] [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Selected Bidding History Source: Capital IQ, FactSet, company filings, company press releases, merger proxies, and Wall Street research. (1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. (2) Initial interaction (e.g., email, phone call, or management meeting) that led to a transaction, not including interactions from previous processes. (3)[***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. [***] [***]

Selected Bidding History Source: Capital IQ, FactSet, company filings, company press releases, merger proxies, and Wall Street research. (1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. (2) Initial interaction (e.g., email, phone call, or management meeting) that led to a transaction, not including interactions from previous processes. (3) NDA to Signing not meaningful since an NDA already existed from a prior process. (4) [***] (6) Represents proposals post-NDA. (7) [***] [***] [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Source: Capital IQ, FactSet, company filings, company press releases, merger proxies, and Wall Street research. (1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. (2) Initial interaction (e.g., email, phone call, or management meeting) that led to a transaction, not including interactions from previous processes. [***] [***] Selected Bidding History [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

[***] Selected Bidding History Source: Capital IQ, FactSet, company filings, company press releases, merger proxies, and Wall Street research. (1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. (2) Initial interaction (e.g., email, phone call, or management meeting) that led to a transaction, not including interactions from previous processes. [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Appendix Additional Information

(3%) (5%) 0% 1% (1%) 0% (0%) Source: FactSet mean consensus estimates as of April 16, 2024. Note: Zodiac fiscal year ends January 31. Estimates taken two days after to earnings release for the quarter. Change in estimate calculated as quarter over quarter. (1) Zodiac Preliminary Management Plan provided by Zodiac Management in April 2024. Zodiac Revenue Estimates Have Come Down Over Time and Focus Shifted to Profitability Evolution of Zodiac Street FY24/FY25 Estimates Over Time Revenue and % YoY Growth Non-GAAP Operating Income and % Margin Estimates For FY24A ($MM) Estimates For FY25E (4%) (8%) (4%) 0% (2%) (1%) (5%) Change in Estimates (9%) (3%) 8% 1% 6% 28% 29% (10%) 98% 5% 13% 14% 23% 10% FY’23 FY’24 3% (6%) (20%) 17% 20% (11%) 9% (6%) 1-Day Price Rxn Change in Estimates Change in Estimates Change in Estimates FY’23 FY’24 FY’23 FY’24 FY’23 FY’24 FY25 Guidance Issued with Q4 Earnings: Revenue: $451MM – $459MM Non-GAAP Operating Income: $79MM – $81MM Major Reset Major Reset Prelim. Mgmt. Plan: $457 (1) Prelim. Mgmt. Plan: $87 (1)

FY25 Zodiac Preliminary Management Plan vs Street Comparison Source: Company filings, FactSet, Zodiac Preliminary Management Plan provided by Zodiac Management in April 2024. Street estimates based upon FactSet mean consensus estimates as of April 16, 2024. FY25 Guidance Subscription Revenue: $410 - $414 Services Revenue: $41 - $45 Total Revenue: $451 - $459 Non-GAAP Op. Inc: $79 - $81 Adjusted FCF: $80+ Q1’FY25 Guidance Subscription Revenue: $98 - $99 Services Revenue: $9.8 - $10.8 Total Revenue: $107.8 - $109.8 Non-GAAP Op. Inc: $14 - $16

Zodiac Preliminary Management Plan Illustrative NOL Schedule Note: Effective tax rate assumed to be 21%. Federal NOL balance of $552MM as of January 31, 2024, per Zodiac 10-K for the period ended January 31, 2024. Under the US Tax Cuts and Jobs Act, carryforward NOLs are subject to an annual limitation equal to 80% of taxable income. Zodiac Preliminary Management Plan provided by Zodiac management in April 2024. Extrapolations approved by Zodiac management in April 2024.

Trading and Operating Statistics of Selected Companies

Trading and Operating Statistics of Potential Strategic Partners ($MM, except per share information) FD Capitalization Trading Multiples Operating Statistics Enterprise Value / Equity Value / Revenue Gross Operating LFCF UFCF Stock Price Equity Ent. Revenue Ro40 Adj. Rev. UFCF LFCF $ % Growth Margins Margins Margins Margins Rule of 40 (1) NTM Multiples Company (FYE) 4/16/2024 Value Value CY24E CY25E CY24E CY25E CY24E CY24E CY25E CY24E CY25E '23-24E '24-25E CY24E CY25E CY24E CY25E CY24E CY25E CY24E CY24E CY25E Zodiac (Jan.) $8.47 $1,355 $1,241 2.7x 2.5x 0.12x 0.09x 14.1x 16.3x 14.2x $454 $496 5% 9% 74% 76% 18% 21% 18% 19% 19% 23% 29% Zodiac Mgmt. (2) $457 $487 6% 6% 74% 75% 19% 21% 18% 21% 18% 24% 27% Selected Subscription Software Median 7.5x 6.6x 0.24x 0.17x 32.2x 31.4x 28.0x 9% 11% 73% 73% 29% 31% 22% 23% 25% 34% 37% Mean 7.1x 6.4x 0.23x 0.18x 31.9x 29.9x 25.6x 10% 11% 71% 71% 31% 32% 21% 23% 22% 30% 34% Source: FactSet mean consensus estimates and Wall Street analyst research. "In-the money" convertible debt assumed to be net share settled. Note: Based on market prices as of April 16, 2024. Multiples greater than 50x or negative noted as dashes. (1) Rule of 40 = Revenue Growth + LFCF Margin. (2) Zodiac Preliminary Management Plan provided by Zodiac Management in April 2024. [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Illustrative Zodiac Cost of Capital Calculation (1/2)

Illustrative Zodiac Cost of Capital Calculation (2/2)

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